                                                                    Exhibit 23.1




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-41752, 33-43045, 33-50654, 33-58892, 33-96320, 333-41393, 333-41401 and
333-41403 of Progress Software Corporation and its subsidiaries on Form S-8 of our reports dated December 19, 1997, appearing in and incorporated by reference in this Annual Report on Form 10-K of Progress Software Corporation and its subsidiaries for the year ended November 30, 1997.



/s/ DELOITTE & TOUCHE LLP
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Boston, Massachusetts
February 19, 1998